EXHIBIT 23(b)




                 CONSENT OF RICHARD J. RESSLER


        The consent of Richard J. Ressler to the reference to him in this Registration Statement on Form S-8 relating to the Union Pacific
Corporation/Chicago and North Western Transportation Company 1995 Stock Option Plan and to the filing of a copy of his opinion as Exhibit 5 to the Registration Statement is contained in such opinion.